Exhibit 99.1

Medley Capital Corporation Announces March 31, 2016 Financial Results; Board Declares Dividend of $0.30 Per Share for the Second Fiscal Quarter of 2016

NEW YORK, NY (May 9, 2016) – Medley Capital Corporation (NYSE: MCC) (the “Company”) today announced that its Board of Directors declared a dividend for the quarter ended March 31, 2016 of $0.30 per share, payable on June 24, 2016, to stockholders of record as of May 25, 2016. The dividend will be paid from earnings whose specific tax characteristics will be reported to stockholders on Form 1099 after the end of the calendar year.

Financial Results for the Quarter Ended March 31, 2016

Second Quarter Highlights

•	Declared a dividend of $0.30 per share
•	Net investment income of $0.26 per share
•	Net asset value (NAV) of $9.80 per share
•	Net portfolio reduction of $68.8 million

Portfolio Investments

The total value of our investments was $1,036.1 million at March 31, 2016. During the quarter ended March 31, 2016, the Company had net repayments of $68.8 million. As of March 31, 2016, the Company had investments in securities of 65 portfolio companies with approximately 61.4% consisting of senior secured first lien investments, 28.6% consisting of senior secured second lien investments, 5.1% in unsecured debt and 4.9% in equities / warrants. As of March 31, 2016, the weighted average yield based upon the cost basis of our portfolio investments, excluding cash and cash equivalents, was 12.1%.

Results of Operations

For the three and six months ended March 31, 2016, the Company reported net investment income of $0.26 and $0.54 per share, calculated based upon the weighted average shares outstanding. As of March 31, 2016, the Company’s NAV was $9.80 per share.

Investment Income

For the three months ended March 31, 2016, gross investment income was $30.7 million and consisted of $28.9 million of portfolio interest income and $1.8 million of fee income.

For the six months ended March 31, 2016, gross investment income was $65.1 million and consisted of $60.3 million of portfolio interest income and $4.8 million of fee income.

Expenses

For the three months ended March 31, 2016, total expenses net of management and incentive fee waiver were $16.1 million and consisted of the following: base management fees net of waiver of $4.8 million, incentive fees net of waiver of $1.1 million, interest and financing expenses of $7.9 million, professional fees of $0.6 million, administrator expenses of $1.0 million, directors fees of $0.1 million, and other general and administrative related expenses of $0.6 million.

For the six months ended March 31, 2016, total expenses net of management and incentive fee waiver were $34.9 million and consisted of the following: base management fees net of waiver of $10.2 million, incentive fees net of waiver of $5.0 million, interest and financing expenses of $14.9 million, professional fees of $1.2 million, administrator expenses of $2.0 million, directors fees of $0.3 million, and other general and administrative related expenses of $1.3 million.

Net Investment Income

For the three months and six months ended March 31, 2016, the Company reported net investment income of $14.6 million and $30.2 million, or $0.26 and $0.54 on a weighted average per share basis, respectively.

Net Realized and Unrealized Gains/Losses

For the three and six months ended March 31, 2016, the Company reported net realized gains of $0.1 million and $5.5 million, respectively.

For the three and six months ended March 31, 2016, the Company reported net unrealized depreciation including the provision for income taxes on unrealized loss on investments of $14.2 million and $74.5 million, respectively.

Liquidity and Capital Resources

As of March 31, 2016, the Company had a cash balance of $12.7 million and $25.3 million of debt outstanding before netting out debt issuance costs under its $343.5 million senior secured revolving credit facility.

As of March 31, 2016, before netting out debt issuance costs, the Company had $174.0 million of debt outstanding under its senior secured term loan credit facility, $150.0 million outstanding in SBA-guaranteed debentures, $40.0 million outstanding in aggregate principal amount of 7.125% senior notes due 2019, $74.0 million outstanding in aggregate principal amount of 6.5% senior notes due 2021 and $63.5 million outstanding in aggregate principal amount of 6.125% senior notes due 2023.

Since inception of the stock repurchase program, the Company has repurchased a total of 3,969,873 shares at a weighted average price of $8.04, including commission, with a total cost of approximately $31.9 million. During the quarter ended March 31, 2016, 1,430,392 shares were repurchased at a weighted average price of $6.71, including commission, with a total cost of approximately $9.6 million.

Dividend Declaration

On May 5, 2016, the Company’s Board of Directors declared a quarterly dividend of $0.30 per share payable on June 24, 2016 to holders of record as of May 25, 2016.

Webcast/Conference Call

The Company will host an earnings conference call and audio webcast at 10:00 a.m. (Eastern Time) on Monday, May 9, 2016.

All interested parties may participate in the conference call by dialing (888) 637-5728 approximately 5-10 minutes prior to the call, international callers should dial (484) 747-6636. Following the call you may access a replay of the event via audio webcast. This conference call will be broadcast live over the Internet and can be accessed by all interested parties through the Company's website, http://www.medleycapitalcorp.com. To listen to the live call, please go to the Company's website at least 15 minutes prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the Company's website.

Financial Statements

Medley Capital Corporation

Consolidated Statements of Assets and Liabilities
(in thousands, except share and per share data)

	As of
	March 31, 2016	September 30, 2015
	(unaudited)
ASSETS
Investments at fair value
Non-controlled/non-affiliated investments (amortized cost of $1,020,856 and $1,175,785, respectively)	$932,054	$1,131,894
Controlled investments (amortized cost of $135,800 and $86,756, respectively)	94,036	74,198
Affiliated investments (amortized cost of $10,000 and $10,000, respectively)	10,000	10,000
Total investments at fair value	1,036,090	1,216,092
Cash and cash equivalents	12,707	15,714
Interest receivable	9,966	9,543
Fees receivable	2,305	1,390
Receivable for dispositions and investments sold	394	579
Other assets	362	556
Deferred offering costs	212	208
Total assets[1]	$1,062,036	$1,244,082

LIABILITIES
Revolving credit facility payable[1]	$21,782	$188,540
Term loan payable[1]	171,864	171,563
Notes payable[1]	172,374	101,175
SBA debentures payable[1]	146,134	145,794
Management and incentive fees payable	5,902	9,963
Deferred tax liability	2,155	1,797
Interest and fees payable	1,832	1,314
Accounts payable and accrued expenses	1,794	2,504
Administrator expenses payable	1,043	1,001
Deferred revenue	359	402
Offering costs payable	25	-
Due to affiliate	-	109
Total liabilities[1]	$525,264	$624,162

NET ASSETS
Common stock, par value $0.001 per share, 100,000,000 common shares authorized,
54,763,411 and 56,337,152 common shares issued and outstanding, respectively	$55	$56
Capital in excess of par value	707,496	718,241
Accumulated undistributed net investment income	16,947	20,352
Accumulated net realized gain/(loss) from investments	(55,148)	(60,626)
Net unrealized appreciation/(depreciation) on investments, net of deferred taxes	(132,578)	(58,103)
Total net assets	536,772	619,920

Total liabilities and net assets[1]	$1,062,036	$1,244,082

NET ASSET VALUE PER SHARE	$9.80	$11.00

1 On January 1, 2016 we adopted Accounting Standards Update (“ASU”) 2015-03 which requires that debt issuance costs related to a recognized debt liability to be presented on the balance sheet as a direct deduction from the carrying amount of the debt liability rather than as an asset. Adoption of ASU 2015-03 requires the changes be applied retrospectively.

Medley Capital Corporation.

Consolidated Statements of Operations
(in thousands, except share and per share data)

	For the three months		For the six months
	ended March 31		ended March 31
	2016	2015	2016	2015
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
INVESTMENT INCOME:
Interest from investments
Non-controlled/non-affiliated investments:
Cash	$25,274	$31,182	$53,400	$63,623
Payment-in-kind	2,352	1,784	3,574	3,635
Affiliated investments:
Cash	167	341	333	805
Payment-in-kind	-	69	-	190
Controlled investments:
Cash	22	393	878	795
Payment-in-kind	1,131	467	2,127	951
Total interest income	28,946	34,236	60,312	69,999
Interest from cash and cash equivalents	10	1	12	3
Fee income	1,758	2,539	4,817	6,623
Total investment income	30,714	36,776	65,141	76,625

EXPENSES:
Base management fees	4,876	5,546	10,223	11,330
Incentive fees	3,149	4,438	7,065	9,536
Interest and financing expenses	7,920	6,248	14,890	12,605
Administrator expenses	1,043	1,098	1,959	2,120
Professional fees	556	840	1,188	1,372
General and administrative	453	585	1,163	935
Insurance	135	143	271	286
Directors fees	130	125	264	298
Expenses before management fee waiver	18,262	19,023	37,023	38,482
Management fee waiver	(71)	-	(71)	-
Incentive fee waiver	(2,052)	-	(2,052)	-
Total expenses net of management and incentive fee waiver	16,139	19,023	34,900	38,482
NET INVESTMENT INCOME	14,575	17,753	30,241	38,143

REALIZED AND UNREALIZED GAIN/(LOSS) ON INVESTMENTS:
Net realized gain/(loss) from investments	99	(9,401)	5,477	(9,617)
Net unrealized appreciation/(depreciation) on investments	(14,093)	4,136	(74,116)	(34,564)
Change in provision for deferred taxes on unrealized gain on investments	(133)	(705)	(358)	(495)
Net gain/(loss) on investments	(14,127)	(5,970)	(68,997)	(44,676)

NET INCREASE/(DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS	$448	$11,783	$(38,756)	$(6,533)

WEIGHTED AVERAGE - BASIC AND DILUTED EARNINGS PER COMMON SHARE	$0.01	$0.20	$(0.69)	$(0.11)
WEIGHTED AVERAGE - BASIC AND DILUTED NET INVESTMENT INCOME PER COMMON SHARE	$0.26	$0.30	$0.54	$0.65
WEIGHTED AVERAGE COMMON STOCK OUTSTANDING
- BASIC AND DILUTED	55,761,062	58,499,797	56,044,037	58,617,823

DIVIDENDS DECLARED PER COMMON SHARE	$0.30	$0.30	$0.30	$0.67

ABOUT MEDLEY CAPITAL CORPORATION

Medley Capital Corporation is a closed-end, externally managed business development company ("BDC") that trades on the New York Stock Exchange (NYSE: MCC). Medley Capital Corporation's investment objective is to generate current income and capital appreciation by lending to privately-held middle market companies, primarily through directly originated transactions, to help these companies expand their businesses, refinance and make acquisitions. Our portfolio generally consists of senior secured first lien loans and senior secured second lien loans. In many of our investments, we receive warrants or other equity participation features, which we believe will increase the total investment returns. Medley Capital Corporation is externally managed by MCC Advisors LLC, which is an investment adviser registered under the Investment Advisers Act of 1940, as amended. For additional information, please visit Medley Capital Corporation at www.medleycapitalcorp.com.

ABOUT MCC ADVISORS LLC

MCC Advisors LLC is a subsidiary of Medley Management Inc. (NYSE: MDLY). Medley is a credit-focused asset management firm offering yield solutions to retail and institutional investors. Medley's national direct origination franchise, with over 80 people, is a premier provider of capital to the middle market in the U.S. As of January 25, 2016, Medley had over $5 billion of assets under management in two business development companies, Medley Capital Corporation (NYSE: MCC) and Sierra Income Corporation, as well as private investment vehicles. Over the past 14 years, we have provided in excess of $6 billion capital to over 300 companies across 35 industries in North America. For additional information, please visit Medley Management Inc. at www.mdly.com.

FORWARD-LOOKING STATEMENTS

Statements included herein may contain "forward-looking statements". Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of assumptions, risks and uncertainties, which change over time. Actual results may differ materially from those anticipated in any forward-looking statements as a result of a number of factors, including those described from time to time in filings by the Company with the Securities and Exchange Commission. Except as required by law, the Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

SOURCE: Medley Capital Corporation

Investor Relations Contact:
Sam Anderson

Head of Capital Markets & Risk Management
Medley Management Inc.
212.759.0777

Media Contact:
Liz Bruce
Fitzroy Communications
212.498.9197